 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 17, 2019

  BLACKBOXSTOCKS INC.

 (Exact name of registrant as specified in its charter)

Nevada	0-55108	45-3598066
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

5430 LBJ Freeway, Suite 1485, Dallas, Texas 75240

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 726-9203

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.15d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 – Entry into a Material Definitive Agreement.

On July 17, 2019, Blackboxstocks, Inc. (the “Company”) issued an 8% Fixed Convertible Promissory Note (the “Vista Note”) to Vista Capital Investments, LLC for a total principal amount of $165,000, which included an original issue discount of 10% on the investment amount of $150,000. The Vista Note consideration was delivered and the Vista Note became effective on July 26, 2019. The Vista Note bears interest at a rate of 8% per annum and matures six months after the effective date (the “Maturity Date”). If the Company prepays the Vista Note within 90 days, the Company must pay a cash redemption premium of 110%; if such prepayment is made between the 91st day and the 180th day, then such redemption premium is 115%. In the event that an event of default occurs under the Vista Note, a mandatory default penalty of 15% of the outstanding principal shall be added to the principal of the Note and the note shall begin accruing additional interest, in addition to the 8% per annum, at a rate of 18% per annum. The holder of the Vista Note is also granted piggyback registration rights with respect to the shares of Common Stock issued upon conversion and a right of first refusal upon additional financing sought while the note remains outstanding.

Pursuant to the Vista Note, the holder may convert all or a portion of the outstanding principal into shares of Common Stock of the Company at a conversion price per share equal to $1.95 until the Maturity Date and thereafter at the lower of (i) $1.95 or (ii) 65% of the lowest closing bid price during the 15 prior trading days, provided, however, that (i) if the Common Stock is not deliverable by DWAC, the conversion price shall be reduced by 5%, and (ii) if the Company experiences a DTC “Chill” on its shares of Common Stock, the conversion price shall be reduced by 10% while such DTC “Chill” remains in effect, such that, if both (i) and (ii) occur, the conversion price shall be reduced by an additional 15%. At all times, the Company must have reserved the amount of shares of Common Stock equal to at least five times the number of shares of Common Stock issuable upon conversion of the Vista Note.

On July 26, 2019, the Company and Harbor Gates Capital, LLC entered into a First Amendment to 8% Fixed Convertible Promissory Note (the “HGC Note”) for the sole purpose of amending the conversion price per share to $1.95 until the maturity date of the HGC Note and thereafter at the lower of (i) $1.95 or (ii) 65% of the lowest closing bid price during the 15 prior trading days.

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above with respect to the issuance of the Vista Note is incorporated herein by reference.

Item 3.02 – Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 above with respect to the issuance of the Vista Note is incorporated herein by reference. The issuance of the Vista Note was made in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

Exhibit	Description
4.1	Form of 8% Fixed Convertible Promissory Note of Blackboxstocks, Inc. dated July 17, 2019
4.2	Form of First Amendment to 8% Fixed Convertible Promissory Note of Blackboxstocks, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 26, 2019
BLACKBOXSTOCKS INC.

	By:	/s/ Gust Kepler
Gust Kepler
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

4.1	Form of 8% Fixed Convertible Promissory Note of Blackboxstocks, Inc. dated July 17, 2019
4.2	Form of First Amendment to 8% Fixed Convertible Promissory Note of Blackboxstocks, Inc.